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                                                                EXHIBIT 10.3


         THIS AGREEMENT is made and entered into this 28th day of May, 1998, by and between MILDRED THOMPSON, single, party of the first part (hereinafter called "Lessor"); and THOMPSON'S OF MORGANTOWN, INC., a West Virginia corporation, party of the second part (hereinafter called "Lessee") .

                                      LEASE

         1. PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the lower or first floor or level and approximately one-half of the middle or second floor or level, presently occupied by Lessee, of that certain building situate, lying and being in the Third Ward of the City of Morgantown, Monongalia County, West Virginia, which building is located on the northeast corner of Kirk and Chestnut Streets.

         2. CONDITION OF PROPERTY. Lessor warrants and represents that at the commencement of this lease the leased premises shall be in compliance with all laws, rules and regulations affecting the leased premises or its use, including those relating to the environmental or physical condition of the leased premises, and that there is no adverse fact known to Lessor relating to the physical, environmental, mechanical or structural condition of the Premises or any portion thereof which has not been specifically disclosed to Lessee.

         3. TERM/EXTENDED TERM. The initial term of this Agreement shall be for a period of five (5) years, commencing on June 1, 1998 (the "Commencement Date"), and terminating without further notice on May 31, 2003, both dates inclusive. In the event that Lessee takes possession of the leased premises prior to the Commencement Date, Lessee shall possess such property for a term of days under the same terms and conditions, and at the same prorata rent as is payable hereunder.



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         Provided Lessee is not then in default under the terms of this lease, and that no condition then exists which, with the passage of time or the giving of notice, or both, would constitute a default hereunder, Lessee shall have the option, in its sole discretion, to renew the initial term of this Lease for one additional period of five (5) years commencing June 1, 2003 and ending May 31, 2008, both dates inclusive (the "renewal term"), under the following terms and conditions:

              (a) Lessee shall furnish to Lessor written notice of the election to exercise its option to renew the initial term of this Lease not less than sixty (60) days prior to May 31, 2003.

              (b) All terms and conditions of this Lease, other than rental, which shall be as hereinafter provided, and the renewal option, shall continue without change and be applicable during the renewal term hereof.

         4. POSSESSION/TITLE. Except for and excluding a lien on the premises securing a loan by Huntington National Bank, Lessor covenants and agrees with Lessee that Lessor is the lawful owner of the leased premises, that such premises are free and clear of any and all liens, claims and encumbrances whatsoever, except zoning requirements, covenants, conditions, easements and restrictions of record which have been disclosed to Lessee, and non-delinquent taxes and assessments, and that Lessor will defend the same against all other claims whatsoever. Lessor further covenants and agrees that Lessee by paying the rents and observing and keeping the covenants of this lease on Lessee's part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the initial term herein created and any renewal term.

         5.   RENT.

              (a) BASE RENT. Lessee agrees to pay a yearly base rental of Nineteen Thousand Three Hundred Fifty-Six and 00/100 ($19,356.00) for each year of the initial five year lease term,


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payable in monthly installments of One Thousand Six Hundred Thirteen and 00/100
Dollars ($1,613.00) per month on the 1st day June, 1998 and continuing on the 1st day of each calendar month thereafter. In the event that the Lessee takes possession of the leased premises prior to the Commencement Date, Lessee shall pay a prorata portion of such monthly rental upon taking possession, such portion to cover the period from the possession date through May 31, 1998. All monthly rental payments shall be paid in advance on the first day of each month and shall be made to the Lessor as follows: Mrs. F. R. Thompson, P. O. Box 845, Morgantown, WV 26507.

              (b) RENEWAL TERM BASE RENT. The yearly base rental for the renewal term, if exercised, shall be the sum of Twenty Thousand Three Hundred Twenty-Eight and 00/100 Dollars ($20,328.00) for each year of the renewal term, payable in monthly installments of One Thousand Six Hundred Ninety Four and 00/100 Dollars ($1,694.00) per month commencing June 1, 2003, and continuing on the 1st day of each calendar month thereafter.

              (c) INCREASE IN TAXES, ETC. Any increase (from amounts payable as of the Commencement Date) in real estate taxes, insurance premiums (other than extraordinary increases caused by the nature of the use of other occupants of the leased premises) or fire service fees affecting the real estate where the leased premises are located shall be paid by the Lessee as additional rent on a prorata basis. Such increases, if any, will be added to the next monthly installment after Lessee has received notice of any such increase.

         6. USE OF PREMISES. Lessee shall use the leased premises for an office furniture supply business only. Lessee shall not use or knowingly permit any part of the leased property to be used for any unlawful purposes without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Except as expressly elsewhere in this lease


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provided, Lessee agrees to perform, fully obey and comply with all the ordinances, rules, regulations and laws of all public authorities. Lessee shall erect no sign, nor shall any advertisement or notice be inscribed, painted or affixed on any part of the outside or inside of said building unless such color, size and style, and the location of the same, be first approved by the Lessor in writing; such approval shall not be unreasonably withheld or delayed.

         7. TAXES. Lessor, subject to her right to partial reimbursement of increases in taxes and fees as provided in paragraph 5(c) hereof, shall timely pay all ad valorem real property taxes, fire service fees and other assessments against the leased premises prior to such taxes and fees becoming delinquent.

         8. REPAIRS. Lessor shall, at its own expense, maintain in good operating condition and in compliance with all the ordinances, rules, regulations and laws of all public authorities, and make all necessary repairs and replacements to, the pipes, heating and air conditioning systems, plumbing systems, glass, and all other appliances and appurtenances belonging to the leased premises, and to the fundamental structure of the leased premises, meaning the roof, exterior brick and block walls, supporting walls, and foundations, and the sidewalks, parking lots, curbs and driveways adjoining or appurtenant to the leased premises. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as non-structural, shall be made promptly as and when necessary. All other non-structural repairs and maintenance shall be made by Lessee at its sole cost and expense. All repairs and replacements shall be in quality and class at least equal to the original work. Upon written notice by one party to the other that such maintenance, repairs or replacements which are the responsibility of the other party are necessary, and the failure of said other party to effect such maintenance, repairs or replacements


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or commence and diligently complete work thereon within fifteen (15) days after such written notice is given, the party giving notice shall have the right to make such repairs or replacements as are specified in the notice at the expense of the other party and obtain reimbursement from said other party for the cost thereof plus interest thereon at the rate of ten percent (10%) per annum. Lessor shall be entitled to collect such costs as additional rent and Lessee shall be entitled to set off such costs against rentals.

         Lessee may make any improvements to the leased premises provided that such improvements comply with federal, state and municipal statutes and ordinances, and further provided that Lessee obtain Lessor's prior approval for such improvements and repairs. Lessee shall be responsible for obtaining any necessary building permits. Lessee agrees that all damage or injury done to the premises by Lessee or by any person who may be in or upon the premises, except Lessor, Lessor's agents, servants and employees, shall be repaired by Lessee, or its employees, at Lessee's expense. Lessee shall indemnify Lessor against any mechanic's lien or other lien arising out of the making of any alterations, additions, repairs, or improvements by Lessee. At the end of the Lease term, any improvements located on the leased premises shall become the property of the Lessor.

         All trade fixtures, signs, equipment, furniture or other personal property of whatever kind and nature kept or installed on the leased premises by Lessee shall not become the property of Lessor or a part of the realty no matter how affixed to the leased premises and may be removed by Lessee at any time and from time to time during the entire term of this lease. Upon request of Lessee or its assignees or any subtenant permitted hereunder, Lessor shall execute and deliver any landlord consent or lien waiver forms submitted by any vendors, lessors, chattel mortgagors


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or owners of, or holders of security interests granted by Lessee against, any trade fixtures, signs, equipment, furniture or other personal property of any kind and description kept or installed on the leased premises setting forth that Lessor waives, in favor of the vendor, lessor, chattel mortgagor, secured interest holder or owner, any superior lien, claim interest or other right therein. Lessor shall further acknowledge that property covered by the consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto, and that such property may be removed from the leased premises by the vendor, lessor, chattel mortgagee, security interest holder or owner at any time upon default in the terms of such chattel mortgage, security agreement, lease or other similar document, free and clear of any claim or lien of Lessor provided that all damage resulting from such removal is promptly repaired.

         Lessor has disclosed to Lessee the presence of an underground storage tank on the leased premises. Lessor and Lessee confirm that Lessee has not used and does not intend to use the storage tank and that such tank is expressly excluded from the premises being leased to Lessee. Lessor shall remain solely responsible for compliance with all laws, rules and regulations of all governmental authorities with respect to said underground storage tank.

         9. UTILITIES. Lessee, in conjunction and cooperation with the tenant of the property adjacent to the leased premises, shall share and pay all charges incurred for utilities serving the building of which the demised premises are a part, including, but not limited to, gas, heat, electricity and telephone or other communication systems, and shall indemnify Lessor against any liability or damage on such account.

         10.  INSURANCE/DESTRUCTION OF PREMISES.

              (a) Lessor shall maintain throughout the initial term and renewal term, if exercised,


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at Lessor's cost and expense, a policy or policies of insurance against loss or damage to the leased premises by reason of fire or other casualty in the amount of the full insurable value thereof. Such policy shall be written by a company reasonably acceptable to Lessee, shall be maintained in the names of both Lessor and Lessee, as their respective interests may appear, shall contain a provision waiving subrogation rights against the Lessee from all claims, losses and liabilities arising from or caused by any hazard covered by such insurance, and shall provide that the same may not be canceled except upon 30 days prior written notice to Lessee. Lessor shall furnish to Lessee the original policy or a certificate with respect thereto in connection with such policy. Lessee shall maintain fire or other casualty insurance or provide self insurance against damage to its personal property maintained at the leased premises.

              (b) In the event the leased premises are damaged or destroyed or rendered partially untenantable for their then use by fire or other casualty, Lessor shall repair and/or rebuild the same as promptly as possible, provided that the proceeds from Lessor's insurance policies are available to Lessor to pay the costs of repair or rebuilding. Lessor's obligation hereunder is merely to restore the leased premises to substantially the same condition as existed immediately prior to the happening of the casualty and shall not extend to the repair or replacement of any improvements, additions, fixtures, installations or exterior signs of the Lessee. If as a result of such partial destruction or damage there is substantial interference with the operation of Lessee's business in the leased premises, the rent payable under this lease shall be abated in the proportion that the leased premises destroyed or rendered untenantable bears to the total leased premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by the Lessor of the work of repair and/or reconstruction, if Lessor


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is obligated to complete such work.

         Notwithstanding the foregoing, in the event that fifty percent (50%) or more of the leased premises is destroyed or rendered untenantable by fire or other casualty, or if said building be damaged or destroyed by any cause so that Lessor shall decide to demolish or completely rebuild the building, Lessor shall have the option to terminate this lease effective as of the date of such casualty by giving to the Lessee within thirty (30) days after the happening of such casualty written notice of such termination. During such thirty (30) day period Lessee shall have the option to terminate this lease by written notice to Lessor in the event that the damage cannot reasonably be repaired within ninety days of the occurrence of the fire or other casualty. If neither Lessor or Lessee elect to terminate this lease, Lessor shall repair and/or rebuild the leased premises as promptly as possible as set forth above, subject to any delay from causes beyond its reasonable control and the terms of this lease shall continue in full force and effect, subject to equitable abatement of rent as set forth above.

         11.  INDEMNITY AND INSURANCE. Except for claims or demands arising from
(i) the failure of Lessor to perform its maintenance and repair obligations under this lease, or (ii) the actions of Lessor, its agents, employees and invitees on the leased premises in the performance of such obligations, Lessee agrees to indemnify Lessor against and to hold Lessor harmless from any and all claims or demands for loss of or damage of property or for injury or death to any person from any cause whatsoever while upon or about said leased premises during the term of this lease. Lessee agrees to take out and maintain with a reputable insurance company, at its sole cost and expense, public liability insurance in the amount of not less than $1,000,000.00 in respect to bodily injury or death, and not less than $100,000.00 in respect to property damage growing out


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of the use of or occurring on or about the premises. Lessor shall be named as co-insured on all such policies, and shall be entitled to a certificate of the insurer showing said coverage to be in effect.

         12. CONDEMNATION. If the whole of the leased premises, or such portion thereof as will make the leased premises unsuitable for the purposes herein leased, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this lease shall cease from the time when possession is taken by such public authority and rental shall be accounted for between Lessor and Lessee as of the date of the surrender of possession. Such termination shall be without prejudice to the rights of either Lessor or Lessee to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Neither Lessor nor Lessee shall have any rights in or to any award made to the other by the condemning authority.

         If any other taking (of the leased premises or otherwise) adversely and substantially affects Lessee's use, access, or rights of ingress or egress of or to the leased premises, then Lessee may elect to terminate this lease as of the date the condemning authority takes possession. Lessee's election to terminate shall be made in writing within thirty (30) days after Lessor has given Lessee written notice of the taking (or in the absence of such notice, within fifteen
(15) days after the condemning authority has taken possession). If Lessee does not terminate this lease in accordance with this section, this lease shall remain in full force and effect as to the portion of the leased premises remaining, except that rent shall be reduced in the proportion that the area taken diminishes the value and use of the leased premises to Lessee. In addition, Lessor, at its expense, shall promptly repair any damage to the leased premises caused by condemnation and restore the


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remainder of the leased premises to the reasonable satisfaction of Lessee.

         13. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease or any interest therein, let or sublet the said premises or any part thereof or any right or privilege appurtenant thereto, or permit the occupancy or use of any part thereof by another person without the express written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld or delayed.

         Notwithstanding the foregoing provisions of this paragraph, Lessee shall have the right, without the necessity of obtaining Lessor's written consent, to:

                   (i) Sublet all or part of the leased premises to any parent or affiliate of Lessee; or

                   (ii) Assign this lease to any parent or affiliate of Lessee.

         For purposes of this paragraph, the term "parent" shall mean any company or entity which now or hereafter owns or controls, directly or indirectly, fifty (50%) percent or more of the stock or other ownership interest in Lessee. For the purposes of this paragraph, the term "affiliate" shall mean any company of which Lessee or Lessee's parent now or hereafter owns or controls, directly or indirectly, fifty (50%) percent or more of the stock or other ownership interest having the right to vote for, or appoint, directors or managers thereof. For the purpose of this definition, the stock or other ownership interest so owned or controlled shall be deemed to include all stock or ownership interests owned or controlled directly or indirectly by any other company of which Lessee or Tenant's parent owns controls, directly or indirectly, fifty (50%) or more of the stock or ownership interest having the right to vote for directors or managers thereof.

         14. MAINTENANCE. The Lessee shall keep said leased premises clean and in safe


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condition for invitees or licensees in said premises, and will be responsible for keeping the area in a tidy condition and for keeping the sidewalks adjacent to said premises clean and free of garbage, ice and snow. Lessee will save the Lessor harmless from any claim for loss or damage occasioned by the condition of the premises or the sidewalks abutting the same.

         15. NOTICES. All notices given to Lessee shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to Lessee at ____________________________________, West
Virginia _____. Notices by Lessee to Lessor shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to Lessor at P. O. Box 845, Morgantown, West Virginia 26507. Notices shall be deemed delivered when deposited in the United States mail, as above provided. Changes of address by either party must be given to the other in the same manner as above specified.

         16. DEFAULT. This lease is made upon the express condition that if Lessee fails to pay the rental reserved hereunder or any part thereof after the same shall become due, and should such failure continue for a period of ten (10) days, or if Lessee fails or neglects to perform, meet or observe any of Lessee's other obligations hereunder and such failure or neglect shall continue for a period of thirty (30) days, then Lessor at any time thereafter, by ten (10) days written notice to Lessee, may lawfully declare the termination hereof and re-enter said premises, and by due process of law, expel, remove and put out Lessee or any person or persons occupying said premises and may remove all personal property therefrom without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or for the preceding breach of covenant or condition.


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         Notwithstanding any other provisions of this lease, where the curing of an alleged default requires more than payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where Lessee has commenced upon the said work of curing said default and is diligently pursuing same, then Lessee shall be entitled to reasonable time extensions to permit the completion of said work of curing said default, as a condition precedent to any re-entry by Lessor or termination of the lease by Lessor, and any defect that is cured shall not thereafter be grounds for re-entry or for termination.

         In the event that Lessor shall fail to perform any of its obligations hereunder following fifteen (15) days written notice, Lessee may (i) by written notice to Lessor terminate this lease as of a date specified in the notice and receive a refund of any pre-paid rent or taxes, and without prejudice to any right of action or remedy which might otherwise be used by Lessee to enforce its rights with respect to an antecedent breach; or (ii) perform or pay Lessor's obligations and be entitled to offset all such amounts, plus interest at the rate of ten percent (10%) per annum. These remedies shall be deemed cumulative and in addition to all other remedies provided by law. Notwithstanding any other provisions of this lease, where the curing of an alleged default by Lessor requires more than payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where Lessor has commenced upon the said work of curing said default and is diligently pursuing same, then Lessor shall be entitled to reasonable time extensions to permit the completion of said work of curing said default, as a condition precedent to any termination of the lease by Lessee, and any defect that is cured shall not thereafter be grounds for termination.

         17. NON-WAIVER OF DEFAULT. The subsequent acceptance of rent hereunder by Lessor


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shall not be deemed a waiver of any preceding breach of any obligation hereunder by Lessee other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

         18. ENTRY AND INSPECTION. Upon reasonable notice given to Lessee by Lessor, Lessee shall permit Lessor and its agents to enter the demised premises at reasonable times for any of the following purposes: to inspect the same and to assure maintenance of the building in which the said premises are located, and to make such repairs to the demised premises as Lessor may elect or be required to make.

         19. RELATIONSHIP OF PARTIES. It is understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant and that this lease shall not be construed as a joint venture or partnership. The parties hereto are not and shall not be deemed to be agents or representatives of each other.

         20. TERMINATION. Upon the termination of this lease, the Lessee shall surrender said premises in as good condition as they now are, reasonable wear and use excepted, and remove therefrom all personal effects, including trade fixtures, furniture, belonging to the Lessee. Any and all improvements, repairs and remodeling done to the leased premises shall become the sole property of the Lessor.

         21.  MISCELLANEOUS.

              (a) The paragraph captions in this Agreement are for convenience only and shall not in any wise limit or be deemed to construe or interpret the terms and provisions hereof.

              (b)  Time is of the essence of this agreement and of


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all provisions hereof.


              (c) This Agreement shall be construed and enforced in accordance with the laws of the State of West Virginia.

              (d) Any amendment to this Agreement must be in writing and signed by all parties hereto.

         22. SUCCESSORS. All the terms, covenants, and conditions hereunder shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

         23. MEMORANDUM OF LEASE. This lease shall not be recorded. The parties shall, if Lessee requires, execute and deliver a memorandum of this lease in proper form for the purpose of recording. However, the memorandum shall not in any circumstances be deemed to modify or change any provision of this lease. The lease provisions shall in all instances prevail.

         24. ENTIRE AGREEMENT. Lessor and Lessee agree that this Agreement contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, conditions, statements, or representations, oral or written, not herein contained.

         WITNESS the following signatures and seals:


                                  Lessor:

                                       /S/ MILDRED T. BRIGHT, ATTORNEY
                                       -------------------------------
                                  IN FACT

                                       MILDRED THOMPSON


                                  Lessee:

                                       THOMPSON'S OF MORGANTOWN, INC.,


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                                       a West Virginia corporation

                                       By: /S/ GEORGE T. BRIGHT
                                          ---------------------
                                                  Its President


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